PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 39 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                        Dated April 23, 2003
                                                                 Rule 424(b)(3)

                                  $38,000,000

                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                           -------------------------

                Stock Participation Notes due September 15, 2010
              Linked to the Common Stock of WAL-MART STORES, INC.

            Stock Participation Notes with Minimum Return Protection


Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity you will receive, for each $1,000 principal amount of the notes, the equity-linked payment amount, which is equal to $1,000 multiplied by the product of each of the semi-annual performance amounts of Wal-Mart common stock over the term of the notes, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,200, which we refer to as the minimum payment amount. The minimum payment amount (120% of the issue price) represents a yield to maturity of 2.5% per annum on each $1,000 principal amount of the notes.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    The minimum payment amount for each note at maturity is $1,200.

o At maturity, you will receive for each note an equity-linked payment amount equal to $1,000 multiplied by the product of the semi-annual performance amounts of Wal-Mart common stock for each of the 15 semi-annual valuation periods during the term of the notes. However, if the equity-linked payment amount is less than the minimum payment amount of $1,200, you will receive the minimum payment amount for each of your notes.

     o The semi-annual performance amount in each semi-annual valuation period is equal to (i) the closing price of one share of Wal-Mart common stock at the end of that semi-annual valuation period divided by (ii) the closing price of one share of Wal-Mart common stock at the beginning of that semi-annual valuation period, in each case subject to adjustment for certain corporate events relating to Wal-Mart and subject to a maximum semi-annual performance amount of 1.13.

     o The maximum semi-annual performance amount is equivalent to an increase in the price of Wal-Mart common stock of 13% in that period.

o Investing in the notes is not equivalent to investing in Wal-Mart common stock.

o Wal-Mart Stores, Inc. is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.

o The notes have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the notes is "MWT.A."

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-11.

                           -------------------------
                                   PRICE 100%
                           -------------------------


                                      Price to        Agent's       Proceeds to
                                       Public       Commissions       Company
                                     ----------     -----------     -----------
Per Note.........................        100%           3.5%           96.5%
Total............................    $38,000,000     $1,330,000     $36,670,000


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and other offering material related to the notes, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the notes is linked to the performance of the common stock of Wal-Mart Stores, Inc., which we refer to as Wal-Mart Stock. These notes combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying Wal-Mart Stock as measured by the equity-linked payment amount. The notes have been designed for investors who are willing to forego market floating interest payments on the notes in exchange for the amount by which the greater of the equity-linked payment amount or the minimum payment amount exceeds the principal amount of the notes.

Each note costs $1,000        We, Morgan Stanley, are offering Stock
                              Participation Notes due September 15, 2010 Linked to the Common Stock of Wal-Mart Stores, Inc., which we refer to as the notes. The principal amount and issue price of each note is $1,000.

Payment at maturity           Unlike ordinary debt securities, the notes do not
linked to Wal-Mart Stock      pay interest. Instead, at maturity you will
with minimum return           receive, for each $1,000 principal amount of
protection                    notes, the equity-linked payment amount, which is
                              equal to $1,000 multiplied by the product of each of the semi-annual performance amounts of Wal-Mart Stock over the term of the notes, as described below. In any semi-annual valuation period, the maximum semi-annual performance amount is 1.13 (corresponding to a 13% semi-annual increase in the price of Wal-Mart
                              Stock). In no event, however, will the payment at maturity be less than $1,200, the minimum payment amount.

                                              120% Minimum Repayment

                              The minimum payment amount of $1,200 (120% of the issue price) represents a yield to maturity of 2.5% per annum on each $1,000 principal amount of notes.

                                Payment at Maturity Linked to Wal-Mart Stock

                              If the product of $1,000 multiplied by the product of each of the semi-annual performance amounts of Wal-Mart Stock over the term of the notes, which we refer to as the equity-linked payment amount, is greater than $1,200, you will receive the equity-linked payment amount for each $1,000 principal amount of notes.

How the payment at            The payment at maturity of the notes, which we
maturity is determined        refer to as the maturity redemption amount, will
                              be determined by the calculation agent for the notes as follows:

                              o First, determine the semi-annual performance amount for each semi-annual valuation period, which may be no greater than the maximum semi-annual performance amount of 1.13.

                              o Second, determine the equity-linked payment amount by multiplying $1,000 by the product of each of the semi-annual performance amounts.

                              o Last, if the equity-linked payment amount is less than $1,200 (the minimum payment amount), you will receive the minimum payment amount for each of your notes. If the equity-linked payment amount is greater than the minimum payment amount, you will receive the equity-linked payment amount for each of your notes.

                              To determine the semi-annual performance amount in any semi-annual valuation period, the calculation agent will divide the closing price of one share of Wal-Mart Stock on the last day of the semi-annual valuation period by the closing price of one share of Wal-Mart Stock on the first day of the semi-annual valuation period, in each case subject to adjustment for certain corporate events relating to Wal-Mart Stores, Inc., which we refer to as Wal-Mart. Adjustments for corporate events are generally made by means of changes to a share ratio, which is initially set at 1.0, as described in the section "Description of Notes--Antidilution Adjustments." However, in no event will the semi-annual performance amount exceed 1.13 (or, measured in percentage terms, a 13% increase in the price of Wal-Mart Stock) in any semi-annual valuation period, and as a consequence, you will not participate in any semi-annual increase in the price of Wal-Mart Stock to the extent that increase exceeds 13%.

                              Each semi-annual valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first semi-annual valuation period will begin on the day we offer the notes for initial sale to the public. The closing price of one share of Wal-Mart Stock for the first period valuation date is $55.98, the closing price on April 23, 2003, the day we offered the notes for initial sale to the public.

                              The period valuation dates are the 15th of each March and September, beginning September 15, 2003 through March 15, 2010, and the final period valuation date is September 13, 2010, in each case subject to adjustment as described in the section of this pricing supplement called "Description of Notes--Period Valuation Dates."

The equity-linked             Because your participation in semi-annual
payment amount                increases in the price of Wal-Mart Stock is
may be less than the          limited by the maximum semi-annual performance
simple price return of        amount of 1.13, or 13% per semi-annual period,
Wal-Mart Stock                the return on your investment in the notes at
                              maturity may be less than the return you would have received if you had invested $1,000 in an investment linked to Wal-Mart Stock that measured the performance of Wal-Mart Stock by comparing only the closing price of Wal-Mart
                              Stock at maturity with the closing price of Wal-Mart Stock on the day we first offer the notes for initial sale to the public, which we refer to as the simple price return. The amount of the discrepancy, if any, between the equity-linked payment amount and simple price return will depend on how often and by how much any semi-annual performance amounts exceed 1.13, or 13%, during the 15 semi-annual valuation periods over the term of the notes.

                              Conversely, if the simple price return over the term of the notes is less than $1,200, the minimum payment amount of $1,200 per note will provide a higher return on your $1,000 investment than would an equal investment directly in Wal-Mart Stock, not including any dividends paid on Wal-Mart Stock.

                              Please review the examples beginning on PS-7, under "Hypothetical Payouts on the Notes," which explain in more detail how the equity-linked payment amount is calculated and how the return on your investment in the notes may be more or less than the simple price return.

                              You can review the historical values of Wal-Mart Stock for each quarterly period in the period from January 1, 2000 through April 23, 2003 in the section of this pricing supplement called "Description of Notes--Historical Information." You should also review the historical semi-annual percent change for Wal-Mart Stock as calculated for each semi-annual period ending December 31, 1980 through December 31, 2002 in Annex A to this pricing supplement. Although the historical prices of Wal-Mart Stock should not be taken as an indicator of future performance or future volatility, Annex A illustrates that positive semi-annual percent changes for Wal-Mart Stock exceeded 1.13, or 13% per period, in 25 of the last 45 semi-annual periods.

The notes may become          Following certain corporate events relating to
linked to the common          Wal-Mart Stock, such as a merger event where
stock of companies other      holders of Wal-Mart Stock would receive all or a
than Wal-Mart                 substantial portion of their consideration in
                              cash or a significant cash dividend or
                              distribution of property with respect to Wal-Mart
                              Stock, the Semi-annual Performance Amounts used to calculate your return on the notes will be based on the common stock of three companies in the same industry group as Wal-Mart in lieu of, or in addition to, Wal-Mart Stock. In the event of such a merger or distribution, the equity-linked nature of the notes would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of Notes--Antidilution
                              Adjustments." You should read this section in order to understand these and other adjustments that may be made to your notes.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the semi-annual performance amounts and the equity-linked payment amount. MS & Co. will also adjust the share ratio for certain corporate events that could affect the price of Wal-Mart
                              Stock and determine the appropriate underlying security or securities to which the performance of the notes will be linked in the event of certain reorganization events that we describe in the section of this pricing supplement called
                              "Description of Notes--Antidilution Adjustments."

No affiliation with           Wal-Mart is not an affiliate of ours and is not
Wal-Mart                      involved with this offering in any way. The
                              obligations represented by the notes are obligations of Morgan Stanley and not of Wal-
                              Mart.

The notes will be treated     The notes will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      Notes--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States
                              Federal Income Taxation" and the section called
                              "United States Federal Taxation--Notes--Notes
                              Linked to Commodity Prices, Single Securities,
                              Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Where you can find            The notes are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the notes                     general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes"
                              section in this pricing supplement. You should also read about the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as these notes differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE NOTES

     The equity-linked payment amount is based on the closing price of Wal-Mart Stock on the period valuation dates for each semi-annual valuation period. Because the price of Wal-Mart Stock may be subject to significant fluctuations over the term of the notes, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing price of Wal-Mart Stock on the amount payable to you at maturity. However, Wal-Mart Stock may not appreciate or depreciate over the term of the notes in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the price of Wal-Mart Stock over the term of the notes, which we refer to as the volatility of Wal-Mart Stock, may be significantly different than the volatility of Wal-Mart Stock implied by any of the examples.

     The equity-linked payment amount for each of the examples below is calculated using the following formula:

                   Equity-linked Payment    =    $1,000 x (Product of each of the Semi-annual Performance Amounts)
                          Amount

                          where,

                                                               Wal-Mart Stock price at end of
                                                                Semi-annual Valuation Period
                  Semi-annual Performance   =    lesser of   -----------------------------------   and 1.13
                          Amount                              Wal-Mart Stock price at start of
                                                                Semi-annual Valuation Period

     Beginning on PS-9, we have provided examples of the hypothetical payouts on the notes. Below is a simplified example to illustrate how the equity-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical note with four semi-annual valuation periods and Wal-Mart Stock with an initial price per share of $50.00.

     If the closing price at the end of each semi-annual valuation period is $53.50, $52.85, $62.40 and $54.25, respectively, the semi-annual performance amount for each of the semi-annual valuation periods would be as follows:

                     Stock Price          Stock Price
      Semi        at start of Semi      at end of Semi                                       Semi annual
     annual        annual Valuation    annual Valuation                         Stock        Performance
     period             Period              Period                           Performance        Amount
     ------       -----------------    ----------------                      -----------     -----------
                                                            $53.50
   1st Period           $50.00              $53.50         ---------     =     1.07000         1.07000
                                                            $50.00

                                                            $52.85
   2nd Period           $53.50              $52.85         ---------     =     .98785          .98785
                                                            $53.50

                                                            $62.40                                        (lesser of
   3rd Period           $52.85              $62.40         ---------     =     1.18070          1.13      1.18070 and
                                                            $52.85                                           1.13)

                                                            $54.25
   4th Period           $62.40              $54.25         ---------     =     .86939          .86939
                                                            $62.40

     The equity-linked payment amount equals $1,000 times the product of each of the semi-annual performance amounts. Based on the semi-annual performance amounts in the above example, the equity-linked payment amount would be calculated as follows:

        $1,000  x  (1.07000  x  .98785  x  1.13  x  .86939)  =  $1,038.41

     The equity-linked payment amount of $1,038.41 represents an increase of 3.841% above the issue price of the notes. Because the semi-annual performance amount for the semi-annual valuation period ending in the third semi-annual period was limited to 1.13, the return of the equity-linked payment amount as a percentage of the issue price is less than the return would have been on a $1,000 note linked to the simple return of Wal-Mart Stock. The simple return of Wal-Mart Stock, which we refer to as the simple price return, would measure the overall performance of Wal-Mart Stock by dividing the closing price of Wal-Mart Stock at the end of the final semi-annual valuation period by the closing price of Wal-Mart Stock on the day we offer the notes for initial sale to the public and would be calculated as follows:

                                            $54.25
                Simple Price Return   =  ------------  =  8.5%
                                            $50.00

     The simple price return of 8.5% on a $1,000 note would result in a investment return of $1,085, which is greater than the equity-linked payment amount of $1,038.41.

                                     * * *

The examples beginning on PS-9 are based on 15 semi-annual valuation periods, the following terms and assume a Wal-Mart Stock price equal to $50.00 at the start of the first semi-annual valuation period:

o    Issue Price per note: $1,000

o    Minimum Payment Amount: $1,200

o Maximum Semi-annual Performance Amount: 1.13 (equivalent to a semi-annual return on Wal-Mart Stock of 13%).

     The equity-linked payment amount for the notes linked to the common stock of Wal-Mart will be based on 15 semi-annual valuation periods over the term of the notes. The trends and equity-linked payment amounts described in the examples below are provided only as an illustration. The actual trends of Wal-Mart common stock and the resulting equity-linked payment amount over the 15 semi-annual valuation periods of the notes will be different than the examples.

     As you review the examples below, please note that although the maximum semi-annual performance amount for any semi-annual period is 1.13 (equivalent to a semi-annual increase in the price of Wal-Mart Stock of 13%), in measuring the stock performance for the subsequent semi-annual period we will use the actual price of Wal-Mart Stock at the start of the semi-annual valuation period for that subsequent semi-annual period rather than the price that would have resulted from an increase of 13% in the price of Wal-Mart Stock during the previous semi-annual period. For example, in Example 2, the price of Wal-Mart Stock increases from $59.00 to $68.00 for the period beginning September 15, 2004 and ending March 15, 2005, resulting in a Wal-Mart Stock performance of
1.15254 (equivalent to an increase in the price of Wal-Mart Stock of 15.254% in that semi-annual period) and a semi-annual performance amount of 1.13. Consequently, in the subsequent semi-annual period Wal-Mart Stock performance is measured using $68.00 as the starting price of Wal-Mart Stock for that subsequent semi-annual period rather than $66.67, the price that would have resulted from an increase of 13% in the price of Wal-Mart Stock during the previous semi-annual period.

     Semi-annual periods which resulted in an increase in the price of Wal-Mart Stock of 13% or greater are indicated in bold typeface below.

                                          ----------------------------------------------------------
                                          Example 1
                                          Hypothetical Ending   Wal-Mart Stock        Semi-annual
    Period Start          Period End          Stock Price        Performance      Performance Amount
April 23, 2003         September 15, 2003        $53.00            1.06000              1.06000
September 15, 2003         March 15, 2004        55.00             1.03774              1.03774
March 15, 2004         September 15, 2004        59.00             1.07273              1.07273
September 15, 2004         March 15, 2005        63.00             1.06780              1.06780
March 15, 2005         September 15, 2005        64.00             1.01587              1.01587
September 15, 2005         March 15, 2006        64.00             1.00000              1.00000
March 15, 2006         September 15, 2006        67.00             1.04688              1.04688
September 15, 2006         March 15, 2007        66.00             0.98507              0.98507
March 15, 2007         September 15, 2007        67.00             1.01515              1.01515
September 15, 2007         March 15, 2008        71.00             1.05970              1.05970
March 15, 2008         September 15, 2008        66.00             0.92958              0.92958
September 15, 2008         March 15, 2009        70.00             1.06061              1.06061
March 15, 2009         September 15, 2009        77.00             1.10000              1.10000
September 15, 2009         March 15, 2010        76.00             0.98701              0.98701
March 15, 2010         September 13, 2010        80.00             1.05263              1.05263
                                          ----------------------------------------------------------
                                                            Simple Price Return:      $1,600.00

                                                   Equity-linked Payment Amount:      $1,600.00

                                                         Minimum Payment Amount:      $1,200.00

                                                     Maturity Redemption Amount:      $2,000.00
                                          ----------------------------------------------------------

                                          -----------------------------------------------------------
                                           Example 2
                                           Hypothetical Ending   Wal-Mart Stock       Semi-annual
    Period Start          Period End           Stock Price        Performance      Performance Amount
April 23, 2003         September 15, 2003         $52.00            1.04000             1.04000
September 15, 2003         March 15, 2004         57.00             1.09615             1.09615
March 15, 2004         September 15, 2004         59.00             1.03509             1.03509
September 15, 2004         March 15, 2005         68.00             1.15254             1.13000
March 15, 2005         September 15, 2005         57.00             0.83824             0.83824
September 15, 2005         March 15, 2006         63.00             1.10526             1.10526
March 15, 2006         September 15, 2006         66.00             1.04762             1.04762
September 15, 2006         March 15, 2007         78.00             1.18182             1.13000
March 15, 2007         September 15, 2007         74.00             0.94872             0.94872
September 15, 2007         March 15, 2008         73.00             0.98649             0.98649
March 15, 2008         September 15, 2008         76.00             1.04110             1.04110
September 15, 2008         March 15, 2009         81.00             1.06579             1.06579
March 15, 2009         September 15, 2009         83.00             1.02469             1.02469
September 15, 2009         March 15, 2010         79.00             0.95181             0.95181
March 15, 2010         September 13, 2010         80.00             1.01266             1.01266
                                          -----------------------------------------------------------
                                                   Simple Price Return:               $1,600.00

                                          Equity-linked Payment Amount:               $1,499.92

                                                Minimum Payment Amount:               $1,200.00

                                            Maturity Redemption Amount:               $1,499.92
                                          -----------------------------------------------------------

                                          -----------------------------------------------------------
                                          Example 3
                                          Hypothetical Ending   Wal-Mart Stock        Semi-annual
    Period Start          Period End          Stock Price        Performance      Performance Amount
April 23, 2003         September 15, 2003       $59.00             1.18000              1.13000
September 15, 2003         March 15, 2004        56.00             0.94915              0.94915
March 15, 2004         September 15, 2004        52.00             0.92857              0.92857
September 15, 2004         March 15, 2005        60.00             1.15385              1.13000
March 15, 2005         September 15, 2005        63.00             1.05000              1.05000
September 15, 2005         March 15, 2006        72.00             1.14286              1.13000
March 15, 2006         September 15, 2006        68.00             0.94444              0.94444
September 15, 2006         March 15, 2007        65.00             0.95588              0.95588
March 15, 2007         September 15, 2007        59.00             0.90769              0.90769
September 15, 2007         March 15, 2008        64.00             1.08475              1.08475
March 15, 2008         September 15, 2008        68.00             1.06250              1.06250
September 15, 2008         March 15, 2009        82.00             1.20588              1.13000
March 15, 2009         September 15, 2009        71.00             0.86585              0.86585
September 15, 2009         March 15, 2010        84.00             1.18310              1.13000
March 15, 2010         September 13, 2010        80.00             0.95238              0.95238
                                          -----------------------------------------------------------
                                                        Simple Price Return:          $1,600.00

                                               Equity-linked Payment Amount:          $1,327.90

                                                     Minimum Payment Amount:          $1,200.00

                                                 Maturity Redemption Amount:          $1,327.90
                                          -----------------------------------------------------------

     In Examples 1, 2 and 3, the price of the Wal-Mart Stock increases 60% over the term of the notes and ends above the initial price of 50. However, each example produces a different maturity redemption amount because the hypothetical performance of Wal-Mart Stock over the term of the notes is different in each example.

o In Example 1, the semi-annual performance amount never exceeds the 13% maximum semi-annual performance amount, and consequently, the equity-linked payment amount of $1,600 equals the Simple Price Return of $1,600. The amount payable at maturity is the equity-linked payment amount of $1,600, representing a 60% increase above the issue price.

o In Example 2, the price of Wal-Mart Stock increases more than 13% in the semi-annual periods ending March 15, 2005 and March 15, 2007, and the semi-annual performance amounts for each of those periods is limited to the maximum of 1.13. Any significant decrease in the price of Wal-Mart Stock (see, for example, the semi-annual period ending September 15, 2005) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $1,499.92 is less than the Simple Price Return of $1,600. Therefore, although the price of Wal-Mart Stock increases 60% over the term of the notes, the amount payable at maturity of the notes is the equity-linked payment amount of $1,499.92, representing a 49.99% increase above the issue price.

o In Example 3, the price of Wal-Mart Stock increases more than 13% in the semi-annual periods ending September 15, 2003, March 15, 2005, March 15, 2006, March 15, 2009 and March 15, 2010, and the semi-annual performance amounts for each of those periods is limited to the maximum of 1.13. Any significant decrease in the price of Wal-Mart Stock (see, for example, the semi-annual period ending September 15, 2009) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $1,327.90 is significantly less than the Simple Price Return of $1,600. Therefore, although the price of Wal-Mart Stock increases 60% over the term of the notes, the amount payable at maturity of the notes is the equity-linked payment amount of $1,327.90, representing a 32.79% increase above the issue price.

                                          Example 4
                                          Hypothetical Ending   Wal-Mart Stock        Semi-annual
    Period Start          Period End          Stock Price        Performance      Performance Amount
                                          ----------------------------------------------------------
April 23, 2003         September 15, 2003        $52.00            1.04000              1.04000
September 15, 2003         March 15, 2004        49.00             0.94231              0.94231
March 15, 2004         September 15, 2004        47.00             0.95918              0.95918
September 15, 2004         March 15, 2005        48.00             1.02128              1.02128
March 15, 2005         September 15, 2005        45.00             0.93750              0.93750
September 15, 2005         March 15, 2006        43.00             0.95556              0.95556
March 15, 2006         September 15, 2006        44.00             1.02326              1.02326
September 15, 2006         March 15, 2007        45.00             1.02273              1.02273
March 15, 2007         September 15, 2007        43.00             0.95556              0.95556
September 15, 2007         March 15, 2008        40.00             0.93023              0.93023
March 15, 2008         September 15, 2008        41.00             1.02500              1.02500
September 15, 2008         March 15, 2009        38.00             0.92683              0.92683
March 15, 2009         September 15, 2009        39.00             1.02632              1.02632
September 15, 2009         March 15, 2010        37.00             0.94872              0.94872
March 15, 2010         September 13, 2010        40.00             1.08108              1.08108
                                          ----------------------------------------------------------
                                                            Simple Price Return:      $  800.00

                                                   Equity-linked Payment Amount:      $  800.00

                                                         Minimum Payment Amount:      $1,200.00

                                                     Maturity Redemption Amount:      $1,200.00
                                          ----------------------------------------------------------

                                          Example 5
                                          Hypothetical Ending   Wal-Mart Stock       Semi-annual
    Period Start          Period End          Stock Price        Performance      Performance Amount
                                          ----------------------------------------------------------
April 23, 2003         September 15, 2003        $42.00            0.84000             0.84000
September 15, 2003         March 15, 2004        52.00             1.23810             1.13000
March 15, 2004         September 15, 2004        52.00             1.00000             1.00000
September 15, 2004         March 15, 2005        71.00             1.36538             1.13000
March 15, 2005         September 15, 2005        92.00             1.29577             1.13000
September 15, 2005         March 15, 2006        118.00            1.28261             1.13000
March 15, 2006         September 15, 2006        172.00            1.45763             1.13000
September 15, 2006         March 15, 2007        88.00             0.51163             0.51163
March 15, 2007         September 15, 2007        97.00             1.10227             1.10227
September 15, 2007         March 15, 2008        96.00             0.98969             0.98969
March 15, 2008         September 15, 2008        100.00            1.04167             1.04167
September 15, 2008         March 15, 2009        96.00             0.96000             0.96000
March 15, 2009         September 15, 2009        124.00            1.29167             1.13000
September 15, 2009         March 15, 2010        107.00            0.86290             0.86290
March 15, 2010         September 13, 2010        96.00             0.89720             0.89720
                                          ----------------------------------------------------------
                                                       Simple Price Return:          $1,920.00

                                              Equity-linked Payment Amount:            $755.69

                                                    Minimum Payment Amount:          $1,200.00

                                                Maturity Redemption Amount:          $1,200.00
                                          ----------------------------------------------------------

     In Example 4, the price of Wal-Mart Stock decreases over the term of the notes and ends below the initial price of 50. The semi-annual performance amounts never exceed the 13% maximum Semi-annual Performance Amount, and consequently, the equity-linked payment amount of $800 equals the Simple Price Return of $800. Although the price of Wal-Mart Stock decreases 20% over the term of the notes, the amount payable at maturity of the notes is the Minimum Payment Amount of $1,200, representing a 20% increase above the issue price.

                                     * * *

     In Example 5, the price of Wal-Mart Stock increases over the term of the notes and ends above the initial price of 50. The price of Wal-Mart Stock increases more than 13% in the semi-annual periods ending March 15, 2004, March 15, 2005, September 15, 2005, March 15, 2006, September 15, 2006 and September 15, 2009, and the semi-annual performance amounts for each of those periods is limited to the maximum of 1.13. Any significant decrease in the price of Wal-Mart Stock (see, for example, the semi-annual periods ending March 15, 2007 and March 15, 2010) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $755.69 is significantly less than the Simple Price Return of $1,920.00. Therefore, although the price of Wal-Mart Stock increases 92% over the term of the notes, the amount payable at maturity of the notes is the Minimum Payment Amount of $1,200, representing only a 20% increase above the issue price.

                                  RISK FACTORS

     The notes are not secured debt and, unlike ordinary debt securities, the notes do not pay interest. Investing in the notes is not equivalent to investing directly in Wal-Mart Stock. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

The notes do not pay          The terms of the notes differ from those of
interest like ordinary        ordinary debt securities in that we will not pay
debt securities               interest on the notes. Because the equity-linked
                              payment amount due at maturity may be no greater than the minimum payment amount of $1,200, representing an effective yield to maturity of 2.5% per annum on the issue price of each note, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forego market floating interest payments on the notes in exchange for the amount by which the equity-linked payment amount or the minimum payment amount exceeds the principal amount of the notes.

The notes may not             There may be little or no secondary market for
be actively traded            the notes. Although the notes have been approved
                              for listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the notes will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                              MS & Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Market price of the notes     Several factors, many of which are beyond our
will be influenced by many    control, will influence the value of the notes,
unpredictable factors         including:

                              o the price of Wal-Mart Stock at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of Wal-Mart Stock

                              o    interest and yield rates in the market

                              o    the dividend rate on Wal-Mart Stock

                              o the time remaining to the maturity of the notes

                              o    geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect stock markets generally and that may affect the value of Wal-Mart Stock on the specific period valuation dates

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the equity-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the price of Wal-Mart Stock during previous semi-annual valuation periods is greater than the increases in the price of Wal-Mart Stock during previous semi-annual valuation periods. Because of the compounding effect of previous semi-annual performance amounts and the limited appreciation potential resulting from the maximum semi-annual performance amount, the effect of several of these factors on the market price of the notes, including the price of Wal-Mart Stock at the time of any such sale and the volatility of Wal-Mart Stock, will decrease over the term of the notes.

                              You cannot predict the future performance and volatility of Wal-Mart Stock based on its historical performance. We cannot guarantee that the semi-annual performance of Wal-Mart Stock will result in an equity-linked payment amount in excess of the minimum payment amount.

Investing in the notes is     Because the equity-linked payment amount is based
not equivalent to investing   on the compounded semi-annual return of Wal-Mart
in Wal-Mart Stock             Stock on 15 semi-annual valuation dates during
                              the term of the notes and your participation in semi-annual increases is limited to 13%, it is possible for the return on your investment in the notes (the effective yield to maturity) to be substantially less than the return of Wal-Mart
                              Stock over the term of the notes. As demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the Notes" above, an investment in the notes may result in a return at maturity that is less than the simple price return. The amount of the discrepancy, if any, between the equity-linked payment amount and simple price return will depend on how often and by how much any semi-annual performance amount exceeds 1.13, or 13%, during the 15 semi-annual valuation periods over the term of the notes.

                              The maximum semi-annual performance amount will operate to limit your participation in the increase in the price of Wal-Mart Stock during any semi-annual valuation period to a maximum of 13%, while your exposure to any decline in the price of Wal-Mart Stock during any semi-annual valuation period will not be limited. It is possible that increases in the price of Wal-Mart Stock during some semi-annual valuation periods will be offset by declines in the price of Wal-Mart Stock during other semi-annual valuation periods during the term of the notes. However, because of the limits on your participation in semi-annual increases in the price of Wal-Mart Stock resulting from the 13% maximum semi-annual performance amount, it is possible that increases in the price of Wal-Mart Stock that would otherwise offset declines in the price of Wal-Mart Stock will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the equity-linked payment amount may be less than the minimum payment amount of $1,200 even if the price of Wal-Mart Stock increases more than 20% over the term of the notes. In that case, you would receive the minimum payment amount, which represents a return on your investment that is less than the simple price return on Wal-Mart Stock.

                              You can review the historical prices of Wal-Mart Stock for each calendar quarter in the period from January 1, 2000 through April 23, 2003 in the section of this pricing supplement called "Description of Notes--Historical Information." You should also review the historical semi-annual percent change for Wal-Mart Stock as calculated for each semi-annual period ending December 31, 1980 through December 31, 2002 in Annex A to this pricing supplement. Although the historical prices of Wal-Mart Stock should not be taken as an indicator of future performance or future volatility, Annex A illustrates that the semi-annual percent changes for Wal-Mart Stock exceeded 1.13, or 13% per period in 25 of the last 45 semi-annual periods.

The notes may become          Following certain corporate events relating to
linked to the common stock    Wal-Mart Stock, such as a merger event where
of companies other than       holders of Wal-Mart Stock would receive all or a
Wal-Mart                      substantial portion of their consideration in
                              cash or a significant cash dividend or
                              distribution of property with respect to Wal-Mart
                              Stock, the Semi-annual Performance Amounts used to calculate your return on the notes will be based on the common stock of three companies in the same industry group as Wal-Mart in lieu of, or in addition to, Wal-Mart
                              Stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of Notes--Antidilution
                              Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the notes.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    share ratio and securities underlying the notes
not cover every corporate     for certain events affecting Wal-Mart Stock, such
event that can affect         as stock splits and stock dividends, and certain
Wal-Mart Stock                other corporate actions involving Wal-Mart, such
                              as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect Wal-Mart Stock. For example, the calculation agent will not make any adjustments if Wal-Mart or anyone else makes a partial tender or partial exchange offer for Wal-Mart Stock. If an event occurs that does not require the calculation agent to adjust the amount of Wal-Mart Stock payable at maturity, the market price of the notes may be materially and adversely affected.

Morgan Stanley is not         Wal-Mart is not an affiliate of ours and is not
affiliated with Wal-Mart      involved with this offering in any way.
                              Consequently, we have no ability to control the actions of Wal-Mart, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Wal-Mart has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Wal-Mart.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with Wal-Mart,
involving Wal-Mart without    including extending loans to, or making equity
regard to your interests      investments in, Wal-Mart or providing advisory
                              services to Wal-Mart, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Wal-Mart. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Wal-Mart. These research reports may or may not recommend that investors buy or hold Wal-Mart Stock.

You have no                   As an investor in the notes, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to Wal-Mart Stock.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              notes. MS& Co. will calculate the equity-linked payment amount, the semi-annual performance amounts and what adjustments should be made to the share ratio to reflect certain corporate and other events. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and in determining the appropriate underlying security or securities to track in the event of certain reorganization events, may affect the equity-linked payment amount. See the sections of this pricing supplement called "Description of Notes--
                              Antidilution Adjustments" and "--Market
                              Disruption Event."

Hedging and trading           We expect that MS & Co. and other affiliates will
activity by the calculation   carry out hedging activities related to the notes
agent and its affiliates      (and possibly to other instruments linked to
could potentially adversely   Wal-Mart Stock), including trading in Wal-Mart
affect the price of Wal-Mart  Stock as well as in other instruments related to
Stock                         Wal-Mart Stock. MS & Co. and some of our other
                              subsidiaries also trade Wal-Mart Stock and other financial instruments related to Wal-Mart Stock on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the price of Wal-Mart Stock and, accordingly, could affect the payout to you on the notes.

The notes will be treated     You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the notes. The
debt instruments for          notes will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              Notes--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States
                              Federal Income Taxation" and the section called
                              "United States Federal Taxation--Notes--Notes
                              Linked to Commodity Prices, Single Securities,
                              Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of any of our Stock Participation Notes due September 15, 2010 Linked to the Common Stock of Wal-Mart Stores, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $38,000,000

Original Issue Date (Settlement Date).  April 28, 2003

Maturity Date.........................  September 15, 2010, subject to extension in accordance with the
                                        following paragraph in the event of a
                                        Market Disruption Event on the final
                                        Period Valuation Date for calculating
                                        the Equity-linked Payment Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  617446HZ5

ISIN..................................  US617446HZ54

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        Note the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Equity-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the Notes to the Trustee for
                                        delivery to DTC, as holder of the
                                        Notes, on the Maturity Date. We expect
                                        such amount of cash will be distributed
                                        to investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See "--Book
                                        Entry Note or Certificated Note" below,
                                        and see "The Depositary" in the
                                        accompanying prospectus supplement.

Minimum Payment Amount................  $1,200

Equity-linked Payment Amount..........  The Equity-linked Payment Amount is equal to (i) $1,000 times (ii) the
                                        product of the Semi-annual Performance
                                        Amounts for each Semi-annual Valuation
                                        Period over the term of the Notes.

Semi-annual Performance Amount........  With respect to any Semi-annual
                                        Valuation Period, the Semi-annual
                                        Performance Amount will be equal to the
                                        lesser of (i) 1.13 and (ii) a fraction,
                                        the numerator of which will be the
                                        Market Price of one share of Wal-Mart
                                        Stock times the Share Ratio, each as
                                        determined on the Period Valuation Date
                                        at the end of such Semi-annual
                                        Valuation Period, and the denominator
                                        of which will be the Market Price of
                                        one share of Wal-Mart Stock times the
                                        Share Ratio, each as determined on the
                                        Period Valuation Date at the beginning
                                        of such Semi-annual Valuation Period,
                                        provided that for the first Semi-annual
                                        Valuation Period, the denominator will
                                        be 55.98, the Market Price of one share
                                        of Wal-Mart Stock on April 23, 2003,
                                        the day we offered the Notes for
                                        initial sale to the public. See also,
                                        "--Antidilution Adjustments" below.

Semi-annual Valuation Periods.........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first
                                        Semi-annual Valuation Period begins on
                                        April 23, 2003. The first Semi-annual
                                        Valuation Period will be shorter than
                                        six calendar months.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 15th of each March and September,
                                        beginning September 15, 2003 to and
                                        including March 15, 2010, and (ii)
                                        September 13, 2010, in each such case
                                        subject to adjustment if such date is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including September
                                        15, 2003 to and including March 15,
                                        2010 is not a Trading Day or if a
                                        Market Disruption Event occurs on any
                                        such date, such Period Valuation Date
                                        will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred;
                                        provided that if a Market Disruption
                                        Event occurs on any of the scheduled
                                        Period Valuation Dates occurring from
                                        and including September 15, 2003 to and
                                        including March 15, 2010 and on each of
                                        the five Trading Days immediately
                                        succeeding that scheduled Period
                                        Valuation Date, then such fifth
                                        succeeding Trading Day will be deemed
                                        to be the relevant Period Valuation
                                        Date, notwithstanding the occurrence of
                                        a Market Disruption Event on such day.

                                        If September 13, 2010 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Share Ratio...........................  1.0, subject to adjustment for certain corporate events relating to Wal-Mart.
                                        See "--Antidilution Adjustments" below.

Market Price..........................  If Wal-Mart Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of
                                        Wal-Mart Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Wal-Mart
                                        Stock is listed or admitted to trading
                                        (which may be the Nasdaq National
                                        Market if it is then a national
                                        securities exchange) or (ii) if not
                                        listed or admitted to trading on any
                                        such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Wal-Mart Stock is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for Wal-Mart Stock
                                        obtained from as many dealers in such
                                        security, but not exceeding three, as
                                        will make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. A "security of the Nasdaq
                                        National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The Notes will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the Notes. Your
                                        beneficial interest in the Notes will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        Notes, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of

                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Antidilution Adjustments..............  The Share Ratio will be adjusted as follows:

                                        1. If Wal-Mart Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Share Ratio will be
                                        adjusted to equal the product of the
                                        prior Share Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Wal-Mart Stock.

                                        2. If Wal-Mart Stock is subject (i) to
                                        a stock dividend (issuance of
                                        additional shares of Wal-Mart Stock)
                                        that is given ratably to all holders of
                                        shares of Wal-Mart Stock or (ii) to a
                                        distribution of Wal-Mart Stock as a
                                        result of the triggering of any
                                        provision of the corporate charter of
                                        Wal-Mart, then once the dividend or
                                        distribution has become effective and
                                        Wal-Mart Stock is trading ex-dividend,
                                        the Share Ratio will be adjusted so
                                        that the new Share Ratio shall equal
                                        the prior Share Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of Wal-Mart Stock
                                        and (ii) the prior Share Ratio.

                                        3. If Wal-Mart issues rights or
                                        warrants to all holders of Wal-Mart
                                        Stock to subscribe for or purchase
                                        Wal-Mart Stock at an exercise price per
                                        share that is less than the Market
                                        Price of Wal-Mart Stock on both (i) the
                                        date the exercise price of such rights
                                        or warrants is determined and (ii) the
                                        expiration date of such rights or
                                        warrants, and if the expiration date of
                                        such rights or warrants precedes the
                                        maturity of the Notes, then the Share
                                        Ratio will be adjusted on the Trading
                                        Day immediately following the
                                        expiration date of such rights or
                                        warrants to equal the product of the
                                        prior Share Ratio and a fraction, the
                                        numerator of which shall be the number
                                        of shares of Wal-Mart Stock outstanding
                                        immediately prior to the issuance of
                                        such rights or warrants (as adjusted
                                        for any subsequent corporate event
                                        requiring an adjustment hereunder) plus
                                        the number of additional shares of
                                        Wal-Mart Stock offered for subscription
                                        or purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of
                                        Wal-Mart Stock outstanding immediately
                                        prior to the issuance of such rights or
                                        warrants (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder) plus the number
                                        of additional shares of Wal-Mart Stock
                                        which the aggregate offering price of
                                        the total number of shares of Wal-Mart
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Market
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price. If the
                                        number of shares of Wal-Mart Stock
                                        actually delivered in respect of such
                                        rights or warrants differs from the
                                        number of shares of Wal-Mart Stock
                                        offered in respect of such rights or
                                        warrants, then the Share Ratio for
                                        Wal-Mart Stock shall promptly be
                                        readjusted to the Share Ratio which
                                        would have been in effect had the
                                        adjustment been made on the basis of
                                        the number of shares of Wal-Mart Stock
                                        actually delivered in respect of such
                                        rights or warrants.

                                        4. There will be no adjustments to the
                                        Share Ratio to reflect cash dividends
                                        or other distributions paid with
                                        respect to Wal-Mart Stock other than
                                        distributions described in paragraph 2,
                                        paragraph 3 and clauses (i), (iv) and
                                        (v) of the first sentence of paragraph
                                        5 and Extraordinary Dividends.
                                        "Extraordinary Dividend" means (a) the
                                        full amount per share of Wal-Mart Stock
                                        of any cash dividend or special
                                        dividend or distribution that is
                                        identified by Wal-Mart as an
                                        extraordinary or special dividend or
                                        distribution, (b) the excess of any
                                        cash dividend or other cash
                                        distribution (that is not otherwise
                                        identified by Wal-Mart as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        Wal-Mart Stock over the immediately
                                        preceding cash dividend or other cash
                                        distribution, if any, per share of
                                        Wal-Mart Stock that did not include an
                                        Extraordinary Dividend (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) if such excess portion of the
                                        dividend or distribution is more than
                                        5% of the Market Price of Wal-Mart
                                        Stock on the Trading Day preceding the
                                        "ex-dividend date" (that is, the day on
                                        and after which transactions in
                                        Wal-Mart Stock on an organized
                                        securities exchange or trading system
                                        no longer carry the right to receive
                                        that cash dividend or other cash
                                        distribution) for the payment of such
                                        cash dividend or other cash
                                        distribution (such Market Price, the
                                        "Base Market Price") (c) the full cash
                                        value of any non-cash dividend or
                                        distribution per share of Wal-Mart
                                        Stock (excluding Marketable Securities,
                                        as defined in paragraph 5 below).
                                        Subject to the following sentence, if
                                        any cash dividend or distribution of
                                        such other property with respect to
                                        Wal-Mart Stock includes an
                                        Extraordinary Dividend, the Share Ratio
                                        with respect to Wal-Mart Stock will be
                                        adjusted on the ex-dividend date so
                                        that the new Share Ratio will equal the
                                        product of (i) the prior Share Ratio
                                        and (ii) a fraction, the numerator of
                                        which is the Base Market Price, and the
                                        denominator of which is the amount by
                                        which the Base Market Price exceeds the
                                        Extraordinary Dividend. If any
                                        Extraordinary Dividend is at least 35%
                                        of the Base Market Price, then, instead
                                        of adjusting the Share Ratio, each
                                        subsequent Semi-annual Performance
                                        Amount will be calculated as described
                                        in paragraph 5 below, and the
                                        Extraordinary Dividend will be
                                        allocated to Reference Basket Stocks in
                                        accordance with the procedures for a
                                        Reference Basket Event as described in
                                        clause 3(b) of paragraph 5 below. The
                                        value of the non-cash component of an
                                        Extraordinary Dividend will be
                                        determined on the ex-dividend date for
                                        such distribution by the Calculation
                                        Agent, whose determination shall be
                                        conclusive in the absence of manifest
                                        error. A distribution on Wal-Mart Stock
                                        described in clause (i), (iv) or (v) of
                                        the first sentence of paragraph 5 below
                                        shall cause an adjustment to the Share
                                        Ratio pursuant only to clause (i), (iv)
                                        or (v) of the first sentence of
                                        paragraph 5, as applicable.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        Wal-Mart Stock is reclassified or
                                        changed, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Wal-Mart, (ii)
                                        Wal-Mart has been subject to any
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        Wal-Mart completes a statutory exchange
                                        of securities with another corporation
                                        (other than pursuant to clause (ii)
                                        above), (iv) Wal-Mart is liquidated,
                                        (v) Wal-Mart issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Wal-Mart (other than
                                        in a transaction described in clause
                                        (ii), (iii) or (iv) above) (a "spinoff
                                        stock") or (vi) Wal-Mart Stock is the
                                        subject of a tender or exchange offer
                                        or going private transaction on all of
                                        the outstanding shares. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of Wal-Mart Stock receive any equity
                                        security listed on a national
                                        securities exchange or traded on The
                                        Nasdaq National Market (a "Marketable
                                        Security"), other securities or other
                                        property, assets or cash (collectively
                                        "Exchange Property"), the Semi-annual
                                        Performance Amounts for Period
                                        Valuation Dates following the effective
                                        date for such Reorganization Event (or,
                                        if applicable, in the case of spinoff
                                        stock, the ex-dividend date for the
                                        distribution of such spinoff stock)
                                        will be calculated by reference to:

                                            (1) if Wal-Mart Stock continues to
                                            be outstanding, Wal-Mart Stock (if
                                            applicable, as reclassified upon
                                            the issuance of any tracking stock)
                                            at the Share Ratio in effect on
                                            such Period Valuation Date (taking
                                            into account any adjustments for
                                            any distributions described under
                                            clause (3)(a) below); and

                                            (2) for each Marketable Security
                                            received in such Reorganization
                                            Event (each a "New Stock"),
                                            including the issuance of any
                                            tracking stock or spinoff stock or
                                            any stock received in exchange for
                                            Wal-Mart Stock, where Wal-Mart is
                                            not the surviving entity, the
                                            number of shares of the New Stock
                                            received with respect to one share
                                            of Wal-Mart Stock multiplied by the
                                            Share Ratio for Wal-Mart Stock on
                                            the Trading Day immediately prior
                                            to the effective date of the
                                            Reorganization Event (the "New
                                            Stock Share Ratio"), as adjusted to
                                            such Period Valuation Date (taking
                                            into account any adjustments for
                                            distributions described under
                                            clause (3)(a) below); and

                                            (3) for any cash and any other
                                            property or securities other than
                                            Marketable Securities received in
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property"),

                                                (a) if the combined value of
                                                the amount of Non-Stock
                                                Exchange Property received per
                                                share of Wal-Mart Stock, as
                                                determined by the Calculation
                                                Agent in its sole discretion on
                                                the effective date of such
                                                Reorganization Event (the
                                                "Non-Stock Exchange Property
                                                Value"), by holders of Wal-Mart
                                                Stock is less than 25% of the
                                                Market Price of Wal-Mart Stock
                                                on the Trading Day immediately
                                                prior to the effective date of
                                                such Reorganization Event, a
                                                number of shares of Wal-Mart
                                                Stock, if applicable, and of
                                                any New Stock received in
                                                connection with such
                                                Reorganization Event, if
                                                applicable, in proportion to
                                                the relative Market

                                                Prices of Wal-Mart Stock and
                                                any such New Stock, and with an
                                                aggregate value equal to the
                                                Non-Stock Exchange Property
                                                Value based on such Market
                                                Prices, in each case as
                                                determined by the Calculation
                                                Agent in its sole discretion on
                                                the effective date of such
                                                Reorganization Event, and the
                                                number such shares of Wal-Mart
                                                Stock or any New Stock
                                                determined in accordance with
                                                this clause (3)(a) will be
                                                added at the time of such
                                                adjustment to the Share Ratio
                                                in subparagraph (1) above
                                                and/or the New Stock Share
                                                Ratio in subparagraph (2)
                                                above, as applicable, or

                                                (b) if the Non-Stock Exchange
                                                Property Value is equal to or
                                                exceeds 25% of the Market Price
                                                of Wal-Mart Stock on the
                                                Trading Day immediately prior
                                                to the effective date relating
                                                to such Reorganization Event
                                                or, if Wal-Mart Stock is
                                                surrendered exclusively for
                                                Non-Stock Exchange Property (in
                                                each case, a "Reference Basket
                                                Event"), an equal-dollar
                                                weighted basket of three
                                                Reference Basket Stocks (as
                                                defined below) with an
                                                aggregate value on the
                                                effective date of such
                                                Reorganization Event equal to
                                                the Non-Stock Exchange Property
                                                Value. The "Reference Basket
                                                Stocks" will be the three
                                                stocks with the largest market
                                                capitalization among the stocks
                                                that then comprise the S&P 500
                                                Index (or, if publication of
                                                such index is discontinued, any
                                                successor or substitute index
                                                selected by the Calculation
                                                Agent in its sole discretion)
                                                with the same primary Standard
                                                Industrial Classification Code
                                                ("SIC Code") as Wal-Mart;
                                                provided, however, that a
                                                Reference Basket Stock will not
                                                include any stock that is
                                                subject to a trading
                                                restriction under the trading
                                                restriction policies of Morgan
                                                Stanley or any of its
                                                affiliates that would
                                                materially limit the ability of
                                                Morgan Stanley or any of its
                                                affiliates to hedge the Notes
                                                with respect to such stock (a
                                                "Hedging Restriction");
                                                provided further that if three
                                                Reference Basket Stocks cannot
                                                be identified from the S&P 500
                                                Index by primary SIC Code for
                                                which a Hedging Restriction
                                                does not exist, the remaining
                                                Reference Basket Stock(s) will
                                                be selected by the Calculation
                                                Agent from the largest market
                                                capitalization stock(s) within
                                                the same Division and Major
                                                Group classification (as
                                                defined by the Office of
                                                Management and Budget) as the
                                                primary SIC Code for Wal-Mart.
                                                Each Reference Basket Stock
                                                will be assigned a Basket Stock
                                                Share Ratio equal to the number
                                                of shares of such Reference
                                                Basket Stock with a Market
                                                Price on the effective date of
                                                such Reorganization Event equal
                                                to the product of (a) the
                                                Non-Stock Exchange Property
                                                Value, (b) the Share Ratio in
                                                effect for Wal-Mart Stock on
                                                the Trading Day immediately
                                                prior to the effective date of
                                                such Reorganization Event and
                                                (c) 0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 4
                                        above or any Reorganization Event
                                        described in this paragraph 5, the
                                        Semi-annual Performance Amount for each
                                        subsequent Period Valuation Date will
                                        be the sum of:

                                           (i)    if applicable, the product of
                                                  the Market Price of one share
                                                  of Wal-Mart Stock and the
                                                  Share Ratio then in effect;
                                                  and

                                           (ii)   if applicable, for each New
                                                  Stock, the product of the
                                                  Market Price of one share of
                                                  such New Stock and the New
                                                  Stock Share Ratio then in
                                                  effect for such New Stock; and

                                           (iii)  if applicable, for each
                                                  Reference Basket Stock, the
                                                  product of the Market Price of
                                                  such Reference Basket Stock
                                                  and the Basket Stock Share
                                                  Ratio then in effect for such
                                                  Reference Basket Stock.

                                        In each case, the Market Price and the
                                        applicable Share Ratio (including for
                                        this purpose, any New Stock Share Ratio
                                        or Basket Stock Share Ratio) will be
                                        determined by the Calculation Agent on
                                        the Period Valuation Date; provided
                                        that if there is a Market Disruption
                                        Event with respect to any underlying
                                        stock, the Market Price and Share Ratio
                                        for the unaffected underlying stocks
                                        will be determined on the originally
                                        scheduled Period Valuation Date, and
                                        the Market Price and Share Ratio for
                                        the affected underlying stock will be
                                        postponed in accordance with the second
                                        and third paragraphs under "--Period
                                        Valuation Dates" above; provided
                                        further that the provisions for the
                                        extension of the Maturity Date will
                                        apply in the case of the postponement
                                        of the Period Valuation Date for any
                                        underlying stock.

                                                     *     *     *

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        antidilution adjustments after which
                                        the Semi-annual Performance Amount is
                                        based in whole or in part on the value
                                        of a New Stock or Reference Basket
                                        Stocks, references to "Wal-Mart Stock"
                                        under "Market Price" and "Market
                                        Disruption Event" shall be deemed to
                                        also refer to any New Stock or
                                        Reference Basket Stock, and, if
                                        Wal-Mart Stock is no longer
                                        outstanding, all other references in
                                        this pricing supplement to "Wal-Mart
                                        Stock" shall be deemed to refer to New
                                        Stock and/or the Reference Basket
                                        Stocks, unless the context otherwise
                                        requires. The New Stock Share Ratio(s)
                                        or Basket Stock Share Ratios resulting
                                        from any Reorganization Event described
                                        in paragraph 5 above or similar
                                        adjustment under paragraph 4 above
                                        shall be subject to the adjustments set
                                        forth in paragraphs 1 through 5 hereof.

                                        If a Market Price is no longer
                                        available for Wal-Mart Stock, any New
                                        Stock or any Reference Basket Stock for
                                        whatever reason, including in the event
                                        Wal-Mart or the issuer of such other
                                        stock is liquidated or Wal-Mart or such
                                        other issuer is subject to a proceeding
                                        under any applicable bankruptcy,
                                        insolvency or similar law, then the
                                        value of the Wal-Mart Stock, any New
                                        Stock or any Reference Basket Stock, as
                                        applicable, will equal zero for as long
                                        as no Market Price is available.

                                        If a Reference Basket Event occurs, we
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        occurrence of such Reference Basket
                                        Event and of the three Reference Basket
                                        Stocks selected as promptly as possible
                                        and in no event later than five
                                        Business Days after the date of the
                                        Reference Basket Event.

                                        No adjustment to any Share Ratio
                                        (including for this purpose, any New
                                        Stock Share Ratio or Basket Stock Share
                                        Ratio) will be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Share Ratio then in
                                        effect. The Share Ratio resulting from
                                        any of the adjustments specified above
                                        will be rounded to the nearest one-
                                        hundred thousandth, with five
                                        one-hundred thousandths rounded upward.
                                        Adjustments to the Share Ratios will be
                                        made up to and including the final
                                        Period Valuation Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to any
                                        Share Ratio, New Stock Share Ratio or
                                        Basket Stock Share Ratio or method of
                                        calculating the Exchange Property Value
                                        and of any related determinations and
                                        calculations with respect to any
                                        distributions of stock, other
                                        securities or other property or assets
                                        (including cash), and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments made
                                        pursuant to paragraphs 1 through 5
                                        above upon written request by any
                                        investor in the Notes.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Wal-Mart Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Wal-Mart Stock on the primary
                                            market for Wal-Mart Stock for more
                                            than two hours of trading or during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Wal-Mart Stock
                                            as a result of which the reported
                                            trading prices for Wal-Mart Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Wal-
                                            Mart Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the
                                            applicable market, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the Notes.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        (the "Commission") of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Wal-Mart Stock by the
                                        primary securities market trading in
                                        such options, if available, by reason
                                        of (x) a price change exceeding limits
                                        set by such securities exchange or
                                        market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Wal-Mart
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Wal-Mart
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the Notes shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each Note
                                        upon any acceleration of the Notes (an
                                        "Event of Default Acceleration") will
                                        be equal to the Maturity Redemption
                                        Amount determined as though the Market
                                        Price of Wal-Mart Stock for any Period
                                        Valuation Date scheduled to occur on or
                                        after such date of acceleration were
                                        the Market Price of Wal-Mart Stock on
                                        the date of acceleration. Therefore,
                                        the Semi-annual Performance Amount for
                                        the then current Semi-annual Valuation
                                        Period would be equal to the Market
                                        Price of one share of Wal-Mart Stock
                                        times the Share Ratio on the date of
                                        acceleration divided by the Market
                                        Price of one share of Wal-Mart Stock
                                        times the Share Ratio on the Period
                                        Valuation Date at the beginning of such
                                        Semi-annual Valuation Period, and the
                                        Semi-annual Performance Amount for each
                                        remaining Semi-annual Valuation Period
                                        would be equal to 1.

                                        If the maturity of the Notes is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the

                                        Depositary of the Maturity Redemption
                                        Amount and the aggregate cash amount
                                        due with respect to the Notes as
                                        promptly as possible and in no event
                                        later than two Business Days after the
                                        date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Equity-linked Payment Amount and the
                                        Semi-annual Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per Note will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of Notes will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the Notes,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Share Ratio or
                                        determining any Market Price, the
                                        Equity-linked Payment Amount, the
                                        Semi-annual Performance Amount or
                                        whether a Market Disruption Event has
                                        occurred. See "--Antidilution
                                        Adjustments," "--Alternate Exchange
                                        Calculation in Case of an Event of
                                        Default" and "--Market Disruption
                                        Event" above. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Wal-Mart Stock;
Public Information....................  Wal-Mart operates discount department stores, warehouse membership clubs and
                                        superstores. Wal-Mart Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange Commission (the
                                        "Commission"). Information provided to
                                        or filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Wal-Mart pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        1-06991. In addition, information
                                        regarding Wal-Mart may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the Notes offered hereby and does not
                                        relate to Wal-Mart Stock or other
                                        securities of Wal-Mart. We have
                                        derived all disclosures contained in
                                        this pricing supplement regarding
                                        Wal-Mart from the publicly available
                                        documents described in the preceding
                                        paragraph. Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Wal-Mart in
                                        connection with the offering of the
                                        Notes. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding Wal-Mart is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Wal-Mart Stock
                                        (and therefore the price of Wal-Mart
                                        Stock at the time we price the Notes)
                                        have been publicly disclosed.
                                        Subsequent disclosure of any such
                                        events or the disclosure of or failure
                                        to disclose material future events
                                        concerning Wal-Mart could affect the
                                        value received at maturity with respect
                                        to the Notes and therefore the trading
                                        prices of the Notes.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Wal-Mart Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Wal-Mart, including extending
                                        loans to, or making equity investments
                                        in, Wal-Mart or providing advisory
                                        services to Wal-Mart, including merger
                                        and acquisition advisory services. In
                                        the course of such business, we and/or
                                        our affiliates may acquire non-public
                                        information with respect to Wal-Mart,
                                        and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to Wal-Mart. The statements in the
                                        preceding two sentences are not
                                        intended to affect the rights of
                                        investors in the Notes under the
                                        securities laws. As a prospective
                                        investor in the Notes, you should
                                        undertake an independent investigation
                                        of Wal-Mart as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Wal-Mart Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Wal-Mart Stock during 2000, 2001, 2002
                                        and during 2003 through April 23, 2003.
                                        The Market Price of Wal-Mart Stock on
                                        April 23, 2003 was $55.98. We obtained
                                        the Market Prices and other information
                                        listed below from Bloomberg Financial
                                        Markets and we believe such information
                                        to be accurate. You should not take the
                                        historical prices of Wal-Mart Stock as
                                        an indication of future performance or
                                        future volatility. We cannot give any
                                        assurance that
                                        the performance of Wal-Mart Stock will
                                        result in an Equity-linked Payment
                                        Amount in excess of $1,200.

                                                Wal-Mart Stock           High            Low          Dividends
                                                --------------         --------       --------        --------
                                        (CUSIP 931142103)
                                        2000
                                        First Quarter..............    $  68.50       $  44.50        $   0.06
                                        Second Quarter.............       63.56          51.00            0.06
                                        Third Quarter..............       62.00          47.38            0.06
                                        Fourth Quarter ............       55.25          43.25            0.06
                                        2001
                                        First Quarter..............       58.44          46.91            0.07
                                        Second Quarter.............       54.35          48.15            0.07
                                        Third Quarter..............       55.99          44.00            0.07
                                        Fourth Quarter.............       58.37          49.76            0.07
                                        2002
                                        First Quarter..............       63.75          55.76            0.075
                                        Second Quarter.............       61.23          53.15            0.075
                                        Third Quarter..............       56.00          44.60            0.075
                                        Fourth Quarter.............       57.33          49.16            0.075
                                        2003
                                        First Quarter..............       54.67          46.74            0.09
                                        Second Quarter (through
                                            April 23, 2003)........       55.99          52.42               -

                                        We make no representation as to the
                                        amount of dividends, if any, that
                                        Wal-Mart will pay in the future. In any
                                        event, as an investor in the Notes, you
                                        will not be entitled to receive
                                        dividends, if any, that may be payable
                                        on Wal-Mart Stock.

                                        You should also review the historical
                                        semi-annual percent change of Wal-Mart
                                        Stock as calculated for each
                                        semi-annual period ending December 31,
                                        1980 through December 31, 2002 in Annex
                                        A to this pricing supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the Notes will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the Notes. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the Notes by taking
                                        positions in Wal-Mart Stock. Purchase
                                        activity could potentially have
                                        increased the value of Wal-Mart Stock,
                                        and therefore effectively increased the
                                        price of Wal-Mart Stock that must
                                        prevail on the Period Valuation Dates
                                        in order for you to receive at maturity
                                        a payment per Note that exceeds the
                                        Minimum Payment Amount. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the Notes, including on the Period
                                        Valuation Dates, by purchasing and
                                        selling the Wal-Mart Stock, futures or
                                        options contracts on Wal-Mart Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities, including by
                                        selling all or part of our hedge
                                        position on one or more Period
                                        Valuation Dates. Although we have no
                                        reason to believe that our hedging
                                        activity had, or will in the future
                                        have, a material impact
                                        on the value of Wal-Mart Stock, we
                                        cannot give any assurance that we did
                                        not, or in the future will not, affect
                                        such value as a result of our hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of Notes
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the Notes directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement. The Agent may
                                        allow a concession not in excess of
                                        3.5% of the principal amount of the
                                        Notes to other dealers, which may
                                        include Morgan Stanley & Co.
                                        International Limited and Bank Morgan
                                        Stanley AG. We expect to deliver the
                                        Notes against payment therefor in New
                                        York, New York on April 28, 2003. After
                                        the initial offering, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        In order to facilitate the offering of
                                        the Notes, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        Notes. Specifically, the Agent may sell
                                        more Notes than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the Notes for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        Notes in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the Notes in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, Notes in the open market
                                        to stabilize the price of the Notes.
                                        Any of these activities may raise or
                                        maintain the market price of the Notes
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        market price of the Notes. The Agent is
                                        not required to engage in these
                                        activities, and may end any of these
                                        activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the Notes
                                        or possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the Notes in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        Notes, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the Notes, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and any dealer through which we may
                                        offer the Notes has represented and
                                        agreed, that it (i) will
                                        comply with all applicable laws and
                                        regulations in force in any
                                        jurisdiction in which it purchases,
                                        offers, sells or delivers the Notes or
                                        possesses or distributes this pricing
                                        supplement and the accompanying
                                        prospectus supplement and prospectus
                                        and (ii) will obtain any consent,
                                        approval or permission required by it
                                        for the purchase, offer or sale by it
                                        of the Notes under the laws and
                                        regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the Notes. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with the applicable
                                        laws and regulations or obtaining any
                                        required consent, approval or
                                        permission.

                                        Brazil

                                        The Notes may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the Notes has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The Notes have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the Notes, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The Notes may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the Notes, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to Notes which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The Notes have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus
                                        supplement and prospectus may not be
                                        publicly distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the Notes
                                        may not be circulated or distributed,
                                        nor may the Notes be offered or sold,
                                        or be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the Notes
                                        to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the Notes.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        Notes are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the Notes are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the Notes.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the Notes may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the Notes will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the Notes on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the Notes.

                                        Purchasers of the Notes have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the Notes do
                                        not violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal tax consequences to initial
                                        investors in the Notes purchasing the
                                        Notes at the Issue Price, who will hold
                                        the Notes as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        Unless otherwise specifically
                                        indicated, this summary is based on the
                                        Code, administrative pronouncements,
                                        judicial decisions and currently
                                        effective and proposed Treasury
                                        Regulations, changes to any of which
                                        subsequent to the date of this pricing
                                        supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may
                                        be relevant to an investor in light of
                                        its particular circumstances or to
                                        investors that are subject to special
                                        rules, such as:

                                        o    certain financial institutions;
                                        o    dealers in securities or foreign
                                             currencies;
                                        o    investors holding Notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of a Note are
                                             effectively connected with a trade
                                             or business in the United States;
                                             and
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States.

                                        If you are considering purchasing the
                                        Notes, you are urged to consult your
                                        tax advisors with regard to the
                                        application of the U.S. federal income
                                        tax laws to your particular situation
                                        as well as any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the Notes. As used
                                        herein, the term "U.S. Holder" means a
                                        beneficial owner of a Note that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The Notes will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        U.S. Holders should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the

                                        Notes on a constant yield basis in each
                                        year that they hold the Notes, despite
                                        the fact that no stated interest will
                                        actually be paid on the Notes. As a
                                        result, U.S. Holders will be required
                                        to pay taxes annually on the amount of
                                        accrued OID, even though no cash is
                                        paid on the Notes from which to pay
                                        such taxes. In addition, any gain
                                        recognized by U.S. Holders on the sale
                                        or exchange, or at maturity, of the
                                        Notes will generally be treated as
                                        ordinary income.

                                        The rate of accrual of OID on the Notes
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the Notes (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the
                                        Notes. We have determined that the
                                        "comparable yield" is an annual rate of
                                        4.7982% compounded annually. Based on
                                        our determination of the comparable
                                        yield, the "projected payment schedule"
                                        for a Note (assuming an issue price of
                                        $1,000) consists of a projected amount
                                        equal to $1,413.9203 due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a Note during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                                   TOTAL OID
                                                                                    OID            DEEMED TO
                                                                                 DEEMED TO        HAVE ACCRUED
                                                                                   ACCRUE        FROM ORIGINAL
                                                                                   DURING       ISSUE DATE (PER
                                                                                  ACCRUAL       NOTE) AS OF END
                                                                                PERIOD (PER        OF ACCRUAL
                                               ACCRUAL PERIOD                      NOTE)             PERIOD
                                               --------------                   -----------     ---------------
                                        Original Issue Date through
                                            December 31, 2003............... $      32.2546    $       32.2546
                                        January 1, 2004 through
                                            December 31, 2004............... $      49.5296    $       81.7842
                                        January 1, 2005 through
                                            December 31, 2005............... $      51.9062    $      133.6904
                                        January 1, 2006 through
                                            December 31, 2006............... $      54.3967    $      188.0871
                                        January 1, 2007 through
                                            December 31, 2007............... $      57.0068    $      245.0939
                                        January 1, 2008 through
                                            December 31, 2008............... $      59.7421    $      304.8360
                                        January 1, 2009 through
                                            December 31, 2009............... $      62.6086    $      367.4446
                                        January 1, 2010 through
                                            September 15, 2010.............. $      46.4757    $      413.9203

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the Notes, and we make no
                                        representation regarding the actual
                                        amounts of payments on a Note.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of a Note that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of a Note.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on a Note by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of a Note, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                             and
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the Notes that are, for
                                        U.S. federal income tax purposes,
                                        treated as interest, the beneficial
                                        owner of a Note certifies on Internal
                                        Revenue Service Form W-8BEN, under
                                        penalties of perjury, that it is not a
                                        "United States person" within the
                                        meaning of Section 7701(a)(30) of the
                                        Code. If you are a prospective
                                        investor, you are urged to consult your
                                        tax advisor regarding the reporting
                                        requirements, including reporting
                                        requirements for foreign partnerships
                                        and their partners.

                                        Estate Tax. Under Section 2105(b) of
                                        the Code, a Note held by an individual
                                        who is not a citizen or resident of the
                                        United States at the time of his or her
                                        death will not be subject to U.S.
                                        federal estate tax as a result of such
                                        individual's death, provided that the
                                        individual does not own, actually or
                                        constructively, 10 percent or more of
                                        the total combined voting power of all
                                        classes of stock of Morgan Stanley
                                        entitled to vote and, at the time of
                                        such individual's death, payments with
                                        respect to such Note would not have
                                        been effectively connected with the
                                        conduct by such individual of a trade
                                        or business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the Notes at maturity
                                        as well as in connection with the
                                        proceeds from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                        Annex A

               Historical Wal-Mart Stock Semi-annual Performance
                        (December 1980 to December 2002)

The following table sets forth the price of Wal-Mart Stock at the end of each semi-annual period from December 1980 through December 2002 and the percent change over each semi-annual period. The price of Wal-Mart Stock at the beginning of the semi-annual period ending December 1980 was $.17. You cannot predict the future performance of Wal-Mart Stock based on its historical performance, and no assurance can be given as to the price of Wal-Mart Stock on any period closing date or at the maturity of the Notes. The results produced by Wal-Mart Stock for these periods are not necessarily indicative of the results for any other historical period. Semi-annual periods which resulted in an increase in the price of Wal-Mart Stock of 13% or greater are indicated in bold typeface below.

      Semi-annual        Wal-Mart      Percentage            Semi-annual         Wal-Mart       Percentage
     Period Ending     Stock Price       Change             Period Ending      Stock Price        Change
     -------------     -----------       ------             -------------      -----------        ------
December 1980            $  .24          40.65%        June 1988               $   3.83           17.79%
June 1981                   .30          25.65%        December 1988               3.92            2.45%
December 1981               .33          11.82%        June 1989                   4.77           21.51%
June 1982                   .41          24.43%        December 1989               5.61           17.71%
December 1982               .78          88.65%        June 1990                   7.80           39.00%
June 1983                  1.22          56.90%        December 1990               7.56           -3.01%
December 1983              1.22          -0.32%        June 1991                  10.69           41.32%
June 1984                  1.29           5.77%        December 1991              14.72           37.72%
December 1984              1.18          -8.18%        June 1992                  13.44           -8.71%
June 1985                  1.71          44.22%        December 1992              16.00           19.07%
December 1985              1.99          16.71%        June 1993                  13.13          -17.97%
June 1986                  3.24          62.74%        December 1993              12.50           -4.76%
December 1986              2.91         -10.36%        June 1994                  12.13           -3.00%
June 1987                  4.23          45.43%        December 1994              10.63          -12.37%
December 1987              3.25         -23.11%        June 1995                  13.38           25.88%


      Semi-annual        Wal-Mart         Percentage
     Period Ending     Stock Price          Change
     -------------     -----------          ------
December 1995          $  11.13            -16.82%
June 1996                 12.69             14.04%
December 1996             11.38            -10.34%
June 1997                 16.91             48.63%
December 1997             19.72             16.64%
June 1998                 30.38             54.04%
December 1998             40.72             34.05%
June 1999                 48.25             18.50%
December 1999             69.13             43.26%
June 2000                 57.63            -16.64%
December 2000             53.13             -7.81%
June 2001                 48.80             -8.14%
December 2001             57.55             17.93%
June 2002                 55.01             -4.41%
December 2002             50.51             -8.18%


Total Periods                                  45

Total Periods with a semi-annual
 increase greater than 13%                     25